UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 28, 2014

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 28, 2014, the Board of Directors (the “Board”) of TransEnterix, Inc., a Delaware corporation (the “Company”) approved the form of indemnification agreement to be used to provide indemnification to directors and executive officers of the Company. The indemnification agreements memorialize the Company’s commitment to provide indemnification to officers and directors of the Company as set forth in its Certificate of Incorporation and Bylaws. The indemnification agreements provide indemnification to each director or executive officer (the “Indemnitee”) against all expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee, or on his or her behalf if the Indemnitee is, or is threatened to be made, a party to or participant in any proceeding related to his or her status as a director and/or executive officer of the Company, as long as the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. For proceedings by or in the right of the Company, indemnification is provided as set forth above; provided, however, if applicable law so provides, no indemnification against such expenses will be made in respect of any claim, issue or matter in such proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

An indemnification agreement will be entered into between the Company and each of its directors (Paul LaViolette, Dennis Dougherty, Phillip Frost, M.D., Jane Hsaio, Ph.D., Aftab Kherani, M.D., David Milne, Richard Pfenniger, Todd Pope and William Starling) and each of its management team, including named executive officers Richard Mueller and Joseph Slattery.

The form of indemnification agreement is attached to this Form 8-K as Exhibit 10.1 and the description above is qualified in its entirety by reference to the form of indemnification agreement.

On May 28, 2014, the Board approved a plan of compensation for its non-employee directors. Under the compensation plan, each new non-employee director that joins the Board after such approval of the plan shall receive a stock option grant to purchase 30,000 shares of common stock, vesting in equal installments on the first three anniversaries of the date of grant. In addition, each non-employee member of the Board shall receive an annual stock option grant to purchase 20,000 shares of common stock. The Chair of the Board shall receive an additional annual stock option grant to purchase 10,000 shares of common stock; and the Chair of each of the Audit, Compensation and Corporate Governance and Nominating Committee shall receive an additional annual stock option grant to purchase 5,000 shares of common stock for service in such capacities. The annual stock option grants shall vest quarterly over one year. The term of each stock option is ten years and all such stock options are awarded under, and subject to the provisions of, the Company’s Amended and Restated 2007 Stock Incentive Plan.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of TransEnterix, Inc. Indemnification Agreement for Directors and Executive Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: June 3, 2014	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer